HEALTHEQUITY, INC.
AMENDED AND RESTATED NON-EMPLOYEE
DIRECTOR COMPENSATION POLICY
(as amended and restated effective as of November 30, 2017)
HealthEquity, Inc. (the “Company”) believes that, in addition to cash compensation, the granting of equity-based compensation representing the right to acquire the Company’s common stock (the “Shares”) to members (“Directors”) of its board of directors (the “Board”) represents a powerful tool to attract, retain and reward Directors who are not employees of the Company (“Non-Employee Directors”) and to align the interests of its Non-Employee Directors with those of its stockholders. This Amended and Restated Non-Employee Director Compensation Policy (this “Policy”), is intended to establish the Company’s policy regarding cash compensation and equity grants to its Non-Employee Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given to such term in the Company’s 2014 Equity Incentive Plan, as amended and restated from time to time (the “Plan”). Non-Employee Directors shall be solely responsible for any tax obligations they incur as a result of any compensation received under this Policy.
I.    Cash Compensation
(a)    Annual Retainer Fee. The Company will pay each Non-Employee Director an annual fee of $40,000 for serving on the Board (the “Annual Fee”). Each Annual Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as a Non-Employee Director following the start of the applicable Company fiscal quarter.
(b)    Annual Audit and Risk Committee Chairperson Retainer Fee. The Company will pay each Non-Employee Director who serves as chairperson of the Audit and Risk Committee an additional annual fee of $40,000 for serving as the chairperson (the “Annual Audit and Risk Committee Chairperson Fee”). The Annual Audit and Risk Committee Chairperson Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each such Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as the chairperson of the Audit and Risk Committee, following the start of the applicable Company fiscal quarter.
(c)    Annual Compensation Committee Chairperson Retainer Fee. The Company will pay each Non-Employee Director who serves as chairperson of the Compensation Committee an additional annual fee of $15,000 for serving as the chairperson (the “Annual Compensation Committee Chairperson Fee”). The Annual Compensation Committee Chairperson Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each such Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as the chairperson of the Compensation Committee, following the start of the applicable Company fiscal quarter.
(d)    Annual Nominating and Corporate Governance Committee Chairperson Retainer Fee. The Company will pay each Non-Employee Director who serves as chairperson of the Nominating and Corporate Governance Committee an additional annual fee of $5,000 for serving as the chairperson (the “Annual Nominating and Corporate Governance Committee Chairperson Fee”). The Annual Nominating and Corporate Governance Committee Chairperson Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each such Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as the chairperson of the Nominating and Corporate Governance Committee, following the start of the applicable Company fiscal quarter.
(e)    Annual Chairman Retainer Fee. The Company will pay each Non-Employee Director who serves as Chairman of the Board an additional annual fee of $100,000 for serving as the Chairman of the Board (the “Annual Board Chairman Fee”). The Annual Board Chairman Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each such Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as the Chairman of the Board, following the start of the applicable Company fiscal quarter.
(f)    Form of Payment. Unless otherwise elected by a Non-Employee Director as herein provided, all retainer fees payable pursuant to this Section I shall be paid by the Company in cash. A Non-Employee Director may elect to have all (but not less than all) of his or her Annual Fee, Annual Audit and Risk Committee Chairperson Fee, Annual Compensation Committee Chairperson Fee, Annual Nominating and Corporate Governance Committee Chairperson Fee and/or Annual Board Chairman Fee, as applicable, in respect of each fiscal year be paid in Restricted Stock Unit Awards under the Plan (rounded to the nearest whole share of Common Stock using standard rounding principles) with an aggregate fair value on the date of grant equal to the amount of the cash retainer fee(s) elected to be received in Restricted Stock Unit Awards on the first day of the fiscal year, which shall vest in equal installments at the beginning of each quarter to which the cash retainer fee relates. For these purposes, the grant date fair value of each Restricted Stock Unit Award shall be equal to the Fair Market Value of a Share on the date of grant. To make such election, a Non-Employee Director shall be required to complete a written election form (“Form of Payment Election Form”) in such form as the Company may prescribe from time to time, and file such completed Form of Payment Election Form with the Company prior to the first day of the calendar year during which the fiscal year to which such cash retainer fee(s) apply commences. Once a Form of Payment Election Form is filed with the Company, it shall be irrevocable with respect to the cash retainer fee(s) for the immediately following fiscal year.
(g)    Election for First Year of Service. Notwithstanding the foregoing, for the fiscal year in which a Non-Employee Director commences service with the Company, such Non-Employee Director may file a Form of Payment Election Form with the Company on or before the commencement of his or her service and such election shall apply to all applicable annual retainers for the then current fiscal year that are due and payable after the date such Form of Payment Election Form is filed.
(h)    Travel Expenses. Each Non-Employee Director’s reasonable, customary and documented travel expenses to Board and committee meetings will be reimbursed by the Company.
(i)    Revisions. The Board, in its discretion, may change and otherwise revise the terms of the cash compensation granted under this Policy (including, without limitation, the amount of cash compensation to be paid) on or after the date the Board determines to make any such change or revision.
(j)    Section 409A. Payments under this Policy are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, under Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) (“Section 409A”) and this Policy shall be administered, interpreted and construed accordingly.
II.    Equity Compensation
Non-Employee Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under the Plan, including discretionary Awards not covered under this Policy. All grants of Awards to Non-Employee Directors pursuant to Sections II.(b) and (c) of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:
(a)    No Discretion. No person will have any discretion to select which Non-Employee Directors will be granted Awards under this Policy or to determine the number of Shares to be covered by such Awards (except as provided in Sections II.(g) and (h) below and Section 10 of the Plan).
(b)    Initial Award. Each individual who becomes a Non-Employee Director will be automatically granted an Award of either Options or Restricted Stock Unit Awards with a grant date fair value equal to $165,000 (the “Initial Award”) on or about the date on which such individual first becomes a Non-Employee Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that a Director who is an Employee of the Company (an “Inside Director”) who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Award.
(c)    Annual Award. Each Non-Employee Director will be automatically granted an Award of either Options or Restricted Stock Unit Awards with a grant date fair value equal to $165,000 (an “Annual Award”) on the first day of each fiscal year; provided, however, that for any individual that first becomes a Non-Employee Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy, the Annual Award in respect of the fiscal year in which such individual first becomes a Non-Employee Director shall be pro-rated based on the number of days remaining in such fiscal year (the “Pro-Rata Annual Award”).

(d)    Type of Equity. Each Non-Employee Director shall make an election with respect to whether to receive the Initial Award or Annual Award by way of a grant (i) entirely in the form of Options, (ii) entirely in the form of Restricted Stock Unit Awards, or (iii) an award of an equal value of Options and Restricted Stock Unit Awards. For these purposes, the grant date fair value of each Restricted Stock Unit Award shall be equal to the Fair Market Value of a Share on the date of grant, and the grant date fair value of an Option shall be equal to the fair value of a Share on the date of grant, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision, as applicable. To make such an election, a Non-Employee Director shall be required to complete a written election form (“Type of Equity Election Form”) in such form as the Company may prescribe from time to time. The Type of Equity Election Form with respect to each Annual Award must be filed with the Company prior to the first day of the calendar year during which the fiscal year to which such Annual Award relates. The Type of Equity Election Form with respect to each Initial Award or Pro-Rata Annual Award must be filed with the Company on or before commencement of the Non-Employee Director’s service. Once a Type of Equity Election Form is filed with the Company, it shall be irrevocable for the immediately following fiscal year or the then current fiscal year, as applicable.
(e)    Vesting Terms. The terms of each equity Award granted pursuant to this Policy will be as follows:
(i)    The Options or Restricted Stock Unit Awards subject to the Initial Award will vest and, if applicable, become exercisable over a three (3) year period with one-third (1/3) of the Options or Restricted Stock Unit Awards subject to the Award vesting on each of the first three (3) annual anniversaries of the date on which the recipient first becomes a Director, provided that the Director continues to serve as a Director through such dates. The Options or Restricted Stock Unit Awards subject to the Annual Award will vest and, if applicable, become exercisable over a one (1) year period with fifty percent (50%) of the Options or Restricted Stock Unit Awards subject to the Annual Award vesting on the date of the annual meeting of the stockholders of the Company held during the fiscal year during which such Annual Award is granted and the remainder vesting on the last day of the fiscal year during which such Annual Award is granted, provided that the Director continues to serve as a Director through such dates. With respect to any Pro-Rata Annual Award that is granted in advance of the Annual Meeting for the fiscal year during which the grant is made, fifty percent (50%) of the Options or Restricted Stock Unit Awards subject to the Pro-Rata Annual Award will vest on the date of such Annual Meeting and fifty percent (50%) of the Options or Restricted Stock Unit Awards subject to the Pro-Rata Annual Award will vest on the last day of the Company’s fiscal year during which such grant was made, and with respect to any Pro-Rata Annual Award that is granted following the date of the Annual Meeting for the fiscal year during which the grant is made, one-hundred percent (100%) of the Options or Restricted Stock Unit Awards subject to the Pro-Rata Annual Award will vest on the last day of the Company’s fiscal year during which the grant was made, in each case provided that the Director continues to serve as a Director through such dates.
(ii)    Notwithstanding anything to the contrary in this Policy, the Awards granted under this Policy shall be subject to the terms and conditions of the Plan and an applicable Award Agreement.

(f)    Deferral of Restricted Stock Units. The Board will provide Non-Employee Directors with the opportunity to defer the delivery of the proceeds of any vested Restricted Stock Units issuable under this Policy. Any such deferral election shall be subject to such rules, conditions and procedures as shall be determined by the Board, in its sole discretion, which rules, conditions and procedures shall at all times comply with the requirements of Section 409A, unless otherwise specifically determined by the Board.
(g)    Revisions. The Board in its discretion may change and otherwise revise the terms of Awards granted under this Policy, including, without limitation, the types of Awards, the number of Shares, and the exercise prices (if any) and vesting schedules for Awards granted on or after the date the Board determines to make any such change or revision.
(h)    Adjustments. The number of Shares issuable pursuant to Initial Awards and Annual Awards to be granted under this Policy shall be adjusted in accordance with Section 9 of the Plan.
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